Exhibit 3.43(b)

AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDMENT (this “Amendment”) to the Limited Liability Company Agreement of Westlake NG V LLC (the “Company”) dated as of April 5, 2016 (the “LLC Agreement”) is entered into as of April 11, 2016 by Westlake Building Products, Inc. as the sole manager of the Company (the “Manager”). Capitalized terms used herein and not otherwise defined herein are used as defined in the LLC Agreement.

WHEREAS, the Manager desires to amend the LLC Agreement in accordance with the further terms of this Amendment to change the name of the Company; and

WHEREAS, Section 17 of the LLC Agreement provides in relevant part that the LLC Agreement may be amended only upon the written consent of all Managers;

NOW, THEREFORE, intending to be legally bound, the undersigned does hereby certify as follows:

1.	Name; Formation. Section 1 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“The name of the Company shall be Westech Building Products (Evansville) LLC, or such other name as the Manager(s) may from time to time hereafter designate. The Company shall be formed upon the execution and filing by the Manager(s), by any person designated by the Manager(s) or by any officer, agent or employee of the registered agent of the Company in the State of Delaware (any such person being hereby authorized to take such action) of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act.”

2.	Other Terms and Conditions. Except as modified pursuant to this Amendment, the LLC Agreement is hereby ratified and confirmed in all respects.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first set forth above.

WESTLAKE BUILDING PRODUCTS, INC.

By:	/s/ L. Benjamin Ederington
Name:	L. Benjamin Ederington
Title:	Secretary